Exhibit 10.6

STOCK PURCHASE AGREEMENT

of

WHOLE IN ONE PRODUCTS, INC.
(a Nevada Corporation)

and

BENACQUISTA GALLERIES, INC.
(a Nevada Corporation)

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement between Benacquista Galleries, Inc. (the “Purchaser”) and Whole In One Products, Inc. (the “Company”), dated December 18, 2006.

1.    Purchase. The Purchaser (the “Purchaser”) hereby purchases 4,900,000 restricted shares of common stock of the Company for a purchase price of Ten Thousand Dollars ($10,000.00 US).

2.    Representations and Agreements of the Purchaser. The Purchaser represents warrants and agrees as follows:

(a)    The Purchaser has provided services to the Company as part of the total consideration of this stock purchase.

(b)    The Purchaser acknowledges that it has had the opportunity to request material information of the Company, and has received all information it deems necessary to make this investment.

(c)    The Purchaser (and/or its agents or Purchaser Representative) have such knowledge and experience in financial and business matters that will enable it to utilize the information made available to it in connection with this Stock Purchase to evaluate the risks of the prospective investment and to make and informed investment decision.

(d)    The Securities are being purchased for the Purchaser’s own account for investment and not with a view to, or for resale in connection with, any distribution, assignment or resale of the Securities to others or fractionalization in whole or in part. The Purchaser agrees not to sell, assign, hypothecate or otherwise transfer any of the Securities or any rights or interest therein unless the Securities are registered under applicable Federal and State securities laws or unless in the opinion o f counsel satisfactory to the Company an exemption from such laws is available.

(e)    The Purchaser recognized that the Company had limited assets and no previous operating history and that the Securities as and investment involve special and substantial risks.

(f)     The Company agrees to undertake an SB-2 registration of the Company’s stock within twelve to eighteen months of the date of this Stock Purchase Agreement.

(g)    The Purchaser understands that a market does not presently exist for the Securities and that the Company and the Company does not anticipate that in the immediate future a public market will develop for the Securities. Consequently, the holders of the Securities offered hereby may not be able to liquidate their investment in the Company or the Company in a timely manner or at any time, and such Securities will not be readily acceptable as collateral for loans.

(h)    The Purchaser understands that the Securities have not been registered under the Securities Act of 1933, as amended (the 1933 Act”) or under any other applicable securities laws. The Securities are offered under the 1933 Act in reliance on certain exemptions from the registration requirements of the 1933 Act predicated, in part, on the representations and warranties made by the Purchaser to the Company herein. No securities administrator of any state or jurisdiction or of the Federal government has made any findings or determinations relating to the Securities and that it have no right to require such registration. The Securities constitute “restricted securities” within the meaning of the 1933 Act, and are not freely transferable, and require a restrictive legend. The Securities can not be sold or otherwise transferred unless subsequently registered under the 1933 Act or in the opinion of counsel for the Company an exemption from registration is available, that any routine dales of the Securities made in reliance upon Rule 144 can be made only if current information about the Company and the Company is publicly available and then only in limited amounts in accordance with Rule 144.

(i)     The Purchaser represents that its committed to all investments is reasonable in relation to its worth and that it is an accredited investor within the meaning of the 1933 Act, and if an individual has a net worth of at least $1,000,000, or has had income of $200,000 for each of the most recent two years, or joint income with that person’s spouse of $300,000 for each of the most recent two years, or has otherwise satisfied the definition of “accredited investor” as set forth under the Act.

(j)     The Purchaser represents that it has the requisite knowledge or has relied on the advice of its own counsel, accountants or others, each of whom qualifies as a Purchaser Representative with regard to all of the considerations involved in making this investment.

3.    Indemnification. The Purchaser agrees to indemnify and hold harmless the Company from and against any loss, damage, or liability due or arising out of a breach of any of the foregoing representations.

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement this 18th day of December, 2006.

PURCHASER

BENACQUISTA GALLERIES, INC.

  /s/ James Price
By: James Price
Title: President

SELLER

WHOLE IN ONE PRODUCTS, INC.

  /s/ Miguel Rivera
By: Miguel Rivera
Its: President

Dated: December 18, 2006